TORTOISE ENERGY INFRASTRUCTURE CORPORATION
ARTICLES SUPPLEMENTARY
SERIES IV MONEY MARKET CUMULATIVE PREFERRED SHARES
     Tortoise Energy Infrastructure Corporation (the “Company”), a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: Under a power contained in Article V, of the charter of the Company (the “Charter”), the Board of Directors by duly adopted resolutions classified and designated 2,200 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of Series IV Money Market Cumulative Preferred Shares, liquidation preference $25,000 per share, with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.
SERIES IV MONEY MARKET CUMULATIVE PREFERRED SHARES
DESIGNATION
     MMP Shares: 2,200 shares of Preferred Stock are classified and designated as Series IV Money Market Cumulative Preferred Shares, liquidation preference $25,000 per share (“Series IV MMP Shares”). The initial Dividend Period for the MMP Shares shall be the period from and including the Original Issue Date thereof to but excluding September 19, 2007. Each MMP Share shall have an Applicable Rate for its initial Dividend Period equal to 6.00% per annum and an initial Dividend Payment Date of September 19, 2007. Each MMP Share shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to shares of Preferred Stock (“Preferred Shares”), as are set forth in Part I and Part II of these terms of the MMP Shares. The MMP Shares shall constitute a separate series of Preferred Shares.
     Subject to the provisions of Section 11 of Part I hereof, the Board of Directors of the Company may, in the future, authorize the issuance of additional MMP Shares with the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the initial Dividend Period, the Applicable Rate for the initial Dividend Period and the initial Dividend Payment Date shall be as set forth in the Articles Supplementary relating to such additional MMP Shares.
     As used in Part I and Part II of these terms of the MMP Shares, capitalized terms shall have the meanings provided in Section 17 of Part I.
PART I: MMP SHARES TERMS
     1. Number of Shares; Ranking. (a) The initial number of authorized MMP Shares is 2,200 shares. No fractional MMP Shares shall be issued.
          (b) Any MMP Shares which at any time have been redeemed or purchased by the Company shall, after redemption or purchase, be returned to the status of authorized but unissued Preferred Shares, without further designation as to series.
          (c) The MMP Shares shall rank on a parity with shares of any other series of Preferred Shares (including any other MMP Shares) as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company.

          (d) No Holder of MMP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acquire, purchase or subscribe for any MMP Shares, shares of common stock of the Company (“Common Shares”) or other securities of the Company which it may hereafter issue or sell.
          (e) No Holder of MMP Shares shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law (the “MGCL”) or any successor provision.
     2. Dividends. (a) The Holders of MMP Shares shall be entitled to receive cash dividends, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available therefor, at the rate per annum equal to the Applicable Rate, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MMP Shares issued on the Original Issue Date shall accumulate from the Original Issue Date.
          (b) (i) Dividends shall be payable when, as and if authorized by the Board of Directors and declared by the Company following the initial Dividend Payment Date, subject to subparagraph (b)(ii) of this Section 2, on MMP Shares, with respect to any Dividend Period on the first Business Day following the last day of the Dividend Period; provided, however, if the Dividend Period is greater than 30 days, then on a monthly basis on the first Business Day of each month within the Dividend Period and on the Business Day following the last day of the Dividend Period.
          (ii) If a day for payment of dividends resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Dividend Payment Date shall be the first Business Day that falls after such day for payment of dividends.
          (iii) The Company shall pay to the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date for the MMP Shares, an aggregate amount of federal funds or similar same-day funds, equal to the dividends to be paid to all Holders of such shares on such Dividend Payment Date. The Company shall not be required to establish any reserves for the payment of dividends.
          (iv) All moneys paid to the Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, will, to the extent permitted by law, be repaid to the Company at the end of 90 days from the date on which such moneys were to have been so applied.
          (v) Each dividend on MMP Shares shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the share ledger or share records of the Company on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Company on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.
          (c) (i) The dividend rate on Outstanding MMP Shares during the period from and after the Original Issue Date to and including the last day of the initial Dividend Period therefor shall be equal to the rate per annum set forth under “Designation” above. For each subsequent Dividend Period with respect to the MMP Shares Outstanding thereafter, the dividend rate shall be equal to the rate per annum that results from an Auction; provided, however, that if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all MMP Shares being the subject of Submitted Hold Orders), then the dividend rate on the MMP Shares for any such Dividend Period shall be the Maximum Rate (except during a Default Period when the dividend rate shall be the Default Rate). If an Auction for any subsequent Dividend Period is not held for any reason, including because there is no Auction Agent or Broker-Dealer, then the dividend rate on the MMP Shares for such Dividend Period shall be the Maximum Rate (except during a Default Period when the dividend rate shall be the Default Rate).
     The All Hold Rate will apply automatically following an Auction in which all of the Outstanding MMP Shares are subject (or are deemed to be subject) to Hold Orders. The rate per annum at which dividends are payable on MMP Shares as determined pursuant to this Section 2(c)(i) shall be the “Applicable Rate.”
          (ii) Subject to the cure provisions below, a “Default Period” will commence on any Dividend Payment Date or any date fixed for redemption, as applicable, if the Company fails to deposit irrevocably in trust in federal funds or similar same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any declared dividend payable on the Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any Redemption Price payable on the date fixed for redemption (the “Redemption Date”) (a “Redemption Default”, and together with a Dividend Default, hereinafter referred to as “Default”). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Dividend Default, the Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing after the beginning of a Default Period shall be a Standard Dividend Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during a Default Period.
          (iii) No Default Period with respect to a Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Company) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360.
          (iv) The amount of dividends per share payable (if declared) on each Dividend Payment Date of each Dividend Period (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such share was Outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360, multiplying the amount so obtained by the liquidation preference per share, and rounding the amount so obtained to the nearest cent.
     (d) Any dividend payment made on MMP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such MMP Shares.
     (e) For so long as the MMP Shares are Outstanding, except as contemplated by Part I of these terms of the MMP Shares, the Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of capital stock, if any, ranking junior to the MMP Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Company ranking junior to or on a parity with the MMP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Company ranking junior to the MMP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Company ranking junior to or on a parity with the MMP Shares as to dividends and upon liquidation), unless (1) there is no event of default under any borrowings (including the Tortoise Notes) that is continuing; (2) immediately after such transaction, the Company would have Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount and the 1940 Act MMP Shares Asset Coverage would be achieved, (3) immediately after the transaction, the Company would have eligible portfolio holdings with an aggregated discounted value at least equal to the asset coverage requirements, if any, under any Borrowings, (4) full cumulative dividends on the MMP Shares due on or prior to the date of the transaction have been declared and paid and (5) the Company has redeemed the full number of MMP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a)(ii).
     3. Redemption. (a) (i) After the initial Dividend Period, subject to the provisions of this Section 3 and to the extent permitted under the 1940 Act and Maryland law, the Company may, at its option, redeem in whole or in part out of funds legally available therefor MMP Shares herein designated as (A) having a Dividend Period of one year or less, on the Business Day after the last day of such Dividend Period by delivering a notice of redemption to the Auction Agent not less than 15 calendar days and not more than 40 calendar days prior to the date fixed for such redemption, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption (“Redemption Price”), or (B) having a Dividend Period of more than one year, on any Business Day prior to the end of the relevant Dividend Period by delivering a notice of redemption to the Auction Agent not less than 15 calendar days and not more than 40 calendar days prior to the date fixed for such redemption, at the Redemption Price, plus a redemption premium, if any, determined solely by the Board of Directors and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Dividend Period as set forth in Section 5 of these terms of the MMP Shares; provided, however, that during a Dividend Period of more than one year no MMP Shares will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Directors after consultation with the Broker-Dealers at the time of the designation of such Dividend Period. Notwithstanding the foregoing, the Company shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless, on the date on which the Company intends to give such notice and on the date of redemption (1) the Company has available certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of MMP Shares by reason of the redemption of such MMP Shares on such date fixed for the redemption and (2) the Company would have Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date.
          (ii) If the Company fails to maintain, as of any Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act MMP Shares Asset Coverage, and such failure is not cured within ten Business Days following such Valuation Date in the case of a failure to maintain the MMP Shares Basic Maintenance Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act MMP Shares Asset Coverage (each an “Asset Coverage Cure Date”), the MMP Shares will be subject to mandatory redemption out of funds legally available therefor. The number of MMP Shares to be redeemed in such circumstances will be equal to the lesser of (1) the minimum number of MMP Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Company having Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount, or sufficient to satisfy the 1940 Act MMP Shares Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum number of MMP Shares the redemption of which would have such result, all MMP Shares then Outstanding will be redeemed), and (2) the maximum number of MMP Shares that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iii) of this Section 3.
          (iii) In determining the MMP Shares required to be redeemed in accordance with the foregoing Section 3(a)(ii), the Company shall allocate the number of shares required to be redeemed to satisfy the MMP Shares Basic Maintenance Amount or the 1940 Act MMP Shares Asset Coverage, as the case may be, pro rata among the Holders of MMP Shares in proportion to the number of shares they hold by lot or by such other method as the Company shall deem fair and equitable, subject to any mandatory redemption provisions, subject to the further provisions of this subparagraph (iii). The Company shall effect any required mandatory redemption pursuant to subparagraph (a)(ii) of this Section 3 no later than 40 calendar days after the Asset Coverage Cure Date (the “Mandatory Redemption Date”), except that if the Company does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the number of MMP Shares which would be required to be redeemed by the Company under subparagraph (a)(ii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3, or the Company otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Company shall redeem those MMP Shares, and shares of other Preferred

Shares which it was unable to redeem, on the earliest practicable date on which the Company will have such funds available, upon notice pursuant to Section 3(b) to record owners of the MMP Shares to be redeemed and the Paying Agent. The Company will deposit with the Paying Agent funds sufficient to redeem the specified number of MMP Shares with respect to a redemption required under subparagraph (a)(ii) of this Section 3, by 12:00 p.m., New York City time, on the Mandatory Redemption Date. If fewer than all of the Outstanding MMP Shares are to be redeemed pursuant to this Section 3(a)(iii), the number of shares to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of such shares held by such Holders, by lot or by such other method as the Company shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. “Mandatory Redemption Price” means the Redemption Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.
     (b) In the event of a redemption pursuant to Section 3(a), the Company will file a notice of its intention to redeem with the Commission so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Company shall deliver a notice of redemption to the Auction Agent (the “Notice of Redemption”) containing the information set forth below (1) in the case of an optional redemption pursuant to subparagraph (a)(i) above, one Business Day prior to the giving of notice to the Holders, and (2) in the case of a mandatory redemption pursuant to subparagraph (a)(ii) above, on or prior to the 30th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide notice to each Holder of MMP Shares called for redemption by electronic or other reasonable means not later than the close of business on the Business Day immediately following the day on which the Auction Agent determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Company). The Auction Agent shall confirm such notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of MMP Shares at their addresses appearing on the share records of the Company. Such Notice of Redemption will set forth (1) the date fixed for redemption, (2) the number and identity of MMP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (5) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.
     (c) Notwithstanding the provisions of paragraph (a) of this Section 3, but subject to Section 7(f), no MMP Shares may be redeemed unless all dividends in arrears on the Outstanding MMP Shares and all shares of capital stock of the Company ranking on a parity with the MMP Shares with respect to payment of dividends or upon liquidation, have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding MMP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MMP Shares.
     (d) Upon the deposit of funds sufficient to redeem MMP Shares with the Paying Agent on the date fixed for redemption and the giving of the Notice of Redemption to the Auction Agent under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the requisite MMP Shares Basic Maintenance Amount or the 1940 Act MMP Shares Asset Coverage), and all rights of the Holder of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. Upon written request, the Company shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (1) the aggregate redemption price of the MMP Shares called for redemption on such date and (2) such other amounts, if any, to which Holders of MMP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Company upon its written request, after which time the Holders of MMP Shares so called for redemption may look only to the Company for payment of the redemption price and all other amounts, if any, to which they may be entitled.
     (e) To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem MMP Shares shall be deemed to exist when the Company shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Section 2(c)(ii) hereof. Notwithstanding the fact that the Company may not have redeemed MMP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MMP Shares and shall include those MMP Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.
     (f) All moneys paid to the Paying Agent for payment of the redemption price of MMP Shares called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of shares so to be redeemed.
     (g) So long as any MMP Shares are held of record by the nominee of the Securities Depository, the redemption price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.
     (h) Except for the provisions described above, nothing contained in these terms of the MMP Shares limits any right of the Company to purchase or otherwise acquire any MMP Shares outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any MMP Shares for which Notice of Redemption has been given and the Company is in compliance with the 1940 Act MMP Shares Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. If fewer than all the Outstanding MMP Shares are redeemed or otherwise acquired by the Company, the Company shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Directors.
     (i) In the case of any redemption pursuant to this Section 3, only whole MMP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.
     (j) Notwithstanding anything herein to the contrary, including, without limitation, Sections 2(e) and 6(f) hereof, the Board of Directors may authorize, create or issue any class or series of shares of capital stock, including other series of MMP Shares, ranking prior to or on a parity with the MMP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, to the extent permitted by the 1940 Act, as amended, if, upon issuance, the Company would meet the 1940 Act MMP Shares Asset Coverage, the MMP Shares Basic Maintenance Amount and the requirements of Section 11 of Part I hereof.
     4. Designation of Dividend Period. (a) The initial Dividend Period for the MMP Shares is as set forth under “Designation” above. The Company will designate the duration of subsequent Dividend Periods of MMP Shares; provided, however, that no such designation is necessary for a Standard Dividend Period and, provided further, that any designation of a Special Dividend Period shall be effective only if (1) notice thereof shall have been given as provided herein, (2) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the redemption price of, MMP Shares shall have been cured as provided above, (3) Sufficient

Clearing Bids shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (4) if the Company shall have mailed a Notice of Redemption with respect to any shares, the redemption price with respect to such shares shall have been deposited with the Paying Agent, and (5) in the case of the designation of a Special Dividend Period, the Company has confirmed that as of the Auction Date next preceding the first day of such Special Dividend Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount, and the Company has consulted with the Broker-Dealers and has provided notice of such designation and a MMP Shares Basic Maintenance Report to Moody’s (if Moody’s is then rating the MMP Shares), Fitch (if Fitch is then rating the MMP Shares) and any Other Rating Agency which is then rating the MMP Shares and so requires.
          (b) If the Company proposes to designate any Special Dividend Period, not fewer than seven (or two Business Days in the event the duration of the Dividend Period prior to such Special Dividend Period is fewer than eight days) nor more than 30 Business Days prior to the first day of such Special Dividend Period, notice shall be (1) made by press release and (2) communicated by the Company by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Company proposes to exercise its option to designate a succeeding Special Dividend Period, specifying the first and last days thereof and (B) that the Company will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Dividend Period, notify the Auction Agent, who will promptly notify the Broker-Dealers and the Existing Holders, of either (x) its determination, subject to certain conditions, to proceed with such Special Dividend Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Dividend Period, in which latter event the succeeding Dividend Period shall be a Standard Dividend Period.
     No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period, the Company shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:
          (i) a notice stating (A) that the Company has determined to designate the next succeeding Dividend Period as a Special Dividend Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or
          (ii) a notice stating that the Company has determined not to exercise its option to designate a Special Dividend Period.
     If the Company fails to deliver either such notice with respect to any designation of any proposed Special Dividend Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of paragraph (a) of this Section 4 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Company shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Dividend Period.
     5. Restrictions on Transfer. MMP Shares may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Company or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding MMP Shares through different Broker-Dealers, advises the Auction Agent of such transfer. The certificate representing the MMP Shares issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.
     6. Voting Rights. (a) Except for matters which do not require the vote of holders of Preferred Shares under the 1940 Act and except as otherwise provided in the Charter or Bylaws, herein or as otherwise required by applicable law, (1) each holder of MMP Shares shall be entitled to one vote for each MMP Share held on each matter submitted to a vote of stockholders of the Company, and (2) the holders of Outstanding Preferred Shares, including the MMP Shares, and Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that the holders of Outstanding Preferred Shares, including the MMP Shares, shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Company, to elect two Directors of the Company at all times. The identity and class (if the Board of Directors is then classified) of the nominees for such Directors may be fixed by the Board of Directors. Subject to paragraph (b) of this Section 6, the holders of outstanding Common Shares and Preferred Shares, including the MMP Shares, voting together as a single class, shall elect the balance of the Directors.
          (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two Directors elected exclusively by the holders of Preferred Shares, including the MMP Shares, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares, including the MMP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Company), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event entitled to elect. A Voting Period shall commence:
          (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years’ dividends shall be due and unpaid; or
          (ii) if at any time holders of any Preferred Shares are entitled under the 1940 Act to elect a majority of the Directors of the Company.
     Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 6 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares, including the MMP Shares, upon the further occurrence of any of the events described in this paragraph (b) of Section 6.
          (c) As soon as practicable after the accrual of any right of the holders of Preferred Shares, including the MMP Shares, to elect additional Directors as described in paragraph (b) of this Section 6, the Company shall notify the Auction Agent, and the Auction Agent shall instruct the Directors to call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of mailing of such notice. If the Company fails to send such notice to the Auction Agent or if a special meeting is not called, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares, including the MMP Shares, held during a Voting Period at which Directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Company), shall be entitled to elect the number of Directors prescribed in paragraph (b) of this Section 6 on a one-vote-per-share basis.
          (d) The terms of office of all persons who are Directors of the Company at the time of a special meeting of holders of the MMP Shares and holders of other Preferred Shares to elect Directors shall continue, notwithstanding the election at such meeting by the holders of the MMP Shares and such holders of other Preferred Shares of the number of Directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Directors elected by such holders and the remaining incumbent Directors, shall constitute the duly elected Directors of the Company.
          (e) Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the holders of the MMP Shares and holders of other Preferred Shares pursuant to paragraph (b) of this Section 6 shall terminate, the number of Directors constituting the Board of Directors shall decrease accordingly, the remaining Directors shall constitute the Directors of the Company and the voting rights of such holders to elect additional Directors pursuant to paragraph (b) of this Section 6 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 6.

          (f) So long as any of the shares of Preferred Shares, including the MMP Shares, are Outstanding, the Company will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Shares determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:
          (i) amend, alter or repeal any of the preferences, rights or powers of such class of Preferred Shares so as to affect materially and adversely such preferences, rights or powers as defined in Section 6(h) below;
          (ii) create, authorize or issue shares of any class of capital stock ranking senior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to or on a parity with the Preferred Shares or reclassify any authorized shares of capital stock of the Company into any shares ranking senior to or on a parity with the Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of either Section 3(j) or 11, as applicable, the Board of Directors, without the vote or consent of the holders of the Preferred Shares, including the MMP Shares, may from time to time authorize, create and classify, and the Company may from time to time issue, shares or series of Preferred Shares, including other series of MMP Shares, ranking on a parity with the MMP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, and may authorize, reclassify and/or issue any additional MMP Shares, including shares previously purchased or redeemed by the Company, subject to continuing compliance by the Company with 1940 Act MMP Shares Asset Coverage and MMP Shares Basic Maintenance Amount requirements);
          (iii) institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any such action;
          (iv) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Company’s assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the MMP Shares or arising in connection with any futures contracts or options thereon, interest rate swap or cap transactions, forward rate transactions, put or call options, short sales of securities or other similar transactions; (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vi) below and (E) liens to secure payment for services rendered including, without limitation, services rendered by the Company’s custodian and the Auction Agent; or
          (v) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Company may borrow and issue senior securities as may be permitted by the Company’s investment restrictions or as may be permitted by the 1940 Act; provided, however, that transfers of assets by the Company subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Company has Eligible Assets with an aggregate Discounted Value at least equal to the MMP Shares Basic Maintenance Amount as of the immediately preceding Valuation Date.
     (g) The affirmative vote of the holders of a 1940 Act Majority of the Outstanding Preferred Shares, including the MMP Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Company under Section 13(a) of the 1940 Act.
     (h) The affirmative vote of the holders of a 1940 Act Majority of the Outstanding Preferred Shares, including the MMP Shares, voting separately from any other series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of that series in a manner different from that of other series of classes of the Company’s shares of capital stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any right, preference or power unless such matter (i) alters or abolishes any preferential right of such series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters (other than to abolish) any restriction on transfer applicable to such series. The vote of holders of any shares described in this Section 6(h) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or Preferred Shares, if any, necessary to authorize the action in question.
     (i) The rights of the MMP Shares or the Holders thereof, including, without limitation, the interpretation or applicability of any or all covenants or other obligations of the Company contained herein or of the definitions of the terms contained herein, all such covenants, obligations and definitions having been adopted pursuant to Rating Agency Guidelines, may from time to time be modified, altered or repealed by the Board of Directors in its sole discretion, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating of any Rating Agency with respect to the MMP Shares or revising the Company’s investment restrictions or policies consistent with guidelines of any Rating Agency, and any such modification, alteration or repeal will not be deemed to affect the preferences, rights or powers of MMP Shares or the Holders thereof, provided that the Board of Directors receives written confirmation from each relevant Rating Agency (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency’s rating of the MMP Shares) that any such modification, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.
     The terms of the MMP Shares are subject to the Rating Agency Guidelines, as reflected in a written document and as amended from time to time by the respective Rating Agency, for so long as the MMP Shares are then rated by the applicable Rating Agency. Such Rating Agency Guidelines may be amended by the respective Rating Agency without the vote, consent or approval of the Company, the Board of Directors and any holder of shares of Preferred Shares, including any series of MMP Shares, or any other stockholder of the Company.
     In addition, subject to compliance with applicable law, the Board of Directors may modify the definition of Maximum Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the holders of the Preferred Shares, including the MMP Shares, or any other stockholder of the Company, and without receiving any confirmation from any rating agency after consultation with the Broker-Dealers, provided that immediately following any such increase the Company would be in compliance with the MMP Shares Basic Maintenance Amount.
          (j) Unless otherwise required by law, Holders of MMP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MMP Shares shall have no rights to cumulative voting. If the Company fails to pay any dividends on the MMP Shares, the exclusive remedy of the Holders shall be the right to vote for Directors pursuant to the provisions of this Section 6.
          (k) The foregoing voting provisions will not apply with respect to the MMP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
     7. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, the Holders of MMP Shares then outstanding, together with holders of shares of any class of shares ranking on a parity with the MMP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Company (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Company an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MMP Shares shall be $25,000 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or a sum sufficient for the payment thereof is set apart with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the liquidation preference of the MMP Shares will not be added to the Company’s total liabilities.
          (b) If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Preferred Shares, including the MMP Shares, shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding Preferred Shares, including the MMP Shares, ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.
          (c) Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, until payment in full is made to the holders of MMP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class of shares of capital stock of the Company ranking junior to MMP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the Common Shares or any other class of shares of capital stock of the Company ranking junior to MMP Shares upon dissolution, liquidation or winding up.
          (d) A consolidation, reorganization or merger of the Company with or into any other trust or company, or a sale, lease or exchange of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another trust or company shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 7.
          (e) After the payment to the holders of Preferred Shares, including MMP Shares, of the full preferential amounts provided for in this Section 7, the holders of Preferred Shares, including MMP Shares, as such shall have no right or claim to any of the remaining assets of the Company.
          (f) If the assets of the Company or proceeds thereof available for distribution to the Holders of MMP Shares, upon any dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with MMP Shares unless proportionate distributive amounts shall be paid on account of the MMP Shares, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are entitled upon such dissolution, liquidation or winding up.
          (g) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with MMP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, after payment shall have been made in full to the holders of the MMP Shares as provided in paragraph (a) of this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to MMP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the MMP Shares shall not be entitled to share therein.
     8. Auction Agent. For so long as any MMP Shares are Outstanding, the Auction Agent, duly appointed by the Company to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Company and its Affiliates (which, however, may engage or have engaged in business transactions with the Company or its Affiliates) and at no time shall the Company or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any MMP Shares are outstanding, the Company shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.
     9. 1940 Act MMP Shares Asset Coverage. The Company shall maintain, as of the last Business Day of each month in which any shares of the MMP Shares are Outstanding, asset coverage with respect to the MMP Shares which is equal to or greater than the 1940 Act MMP Shares Asset Coverage; provided, however, that Section 3(a)(ii) shall be the sole remedy if the Company fails to do so.
     10. MMP Shares Basic Maintenance Amount. So long as the MMP Shares are Outstanding and Moody’s, Fitch or any Other Rating Agency which so requires is then rating the shares of the MMP Shares, the Company shall maintain, as of each Valuation Date, Moody’s Eligible Assets (if Moody’s is then rating the MMP Shares), Fitch Eligible Assets (if Fitch is then rating the MMP Shares) and (if applicable) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the MMP Shares Basic Maintenance Amount; provided, however, that Section 3(a)(ii) shall be the sole remedy in the event the Company fails to do so.
     11. Certain Other Restrictions. For so long as any MMP Shares are Outstanding and any Rating Agency is then rating such shares, the Company will not, unless it has received written confirmation from each such rating agency that any such action would not impair the rating then assigned by such Rating Agency to such shares, engage in certain proscribed transactions set forth in the Rating Agency Guidelines.
     12. Compliance Procedures for Asset Maintenance Tests. For so long as any MMP Shares are Outstanding and Moody’s, Fitch or any Other Rating Agency which so requires is then rating such shares, the Company shall deliver to each rating agency which is then rating MMP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding 1940 Act MMP Shares Asset Coverage, MMP Shares Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines.
     13. Notice. All notices or communications hereunder, unless otherwise specified in these terms of the MMP Shares, shall be sufficiently given if in writing and delivered in person, by telecopier, by electronic means or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 13 shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed, except as otherwise provided in these terms of the MMP Shares or by the MGCL for notices of Stockholders’ meetings.
     14. Waiver. To the extent permitted by Maryland law, holders of a 1940 Act Majority of the Outstanding Preferred Shares, including the MMP Shares, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.
     15. Termination. If no MMP Shares are outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Company under these terms of the MMP Shares, shall terminate.
     16. Facts Ascertainable Outside Charter. Subject to the provisions of these terms of the MMP Shares, the Board of Directors may, by resolution duly adopted, without stockholder approval (except as otherwise provided by these terms of the MMP Shares or required by applicable law), modify these terms of the MMP Shares to reflect any modification hereto which the Board of Directors is entitled to adopt pursuant to the terms of Section 6(i) hereof or otherwise without stockholder approval. To the extent permitted by applicable law, the Board of Directors may interpret, modify or adjust the provisions of these terms of the MMP Shares to resolve any inconsistency or ambiguity or to remedy any defect.
     17. Definitions. As used in Part I and Part II of these terms of the MMP Shares, the following words and terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context or use indicates another or different meaning or intent:

          (a) “AA” Composite Commercial Paper Rate” on any date means (i) the interest equivalent of the 30-day rate, in the case of a Dividend Period which is a Standard Dividend Period or shorter, or the 180-day rate, in the case of all other Dividend Periods on commercial paper on behalf of issuers whose corporate bonds are rated “AA” by Standard & Poor’s, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Company. For purposes of this definition, (A) ”Commercial Paper Dealers” shall mean (1) Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) if any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Company, and (B) ”interest equivalent” of a rate stated on a discount basis for commercial paper of a given number of days’ maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.
          (b) “Affiliate” or “affiliate” means any person controlled by, in control of or under common control with the Company; provided that no Broker-Dealer controlled by, in control of or under common control with the Company shall be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such corporation, one of the directors or executive officers of which also is a Director of the Company be deemed to be an Affiliate solely because such, director or executive officer also is a Director of the Company.
          (c) “Agent Member” means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.
          (d) “All Hold Rate” means 80% of the “AA” Composite Commercial Paper Rate.
          (e) “Applicable Percentage” means the percentage associated with the lower of the credit ratings assigned to the MMP Shares by Moody’s or Fitch, as follows:

Moody’s	Fitch	Applicable
Credit Rating	Credit Rating	Percentage
Aa3 or above	AA- or above	200%
A3 to A1	A- to A+	250%
Baa3 to Baa1	BBB- to BBB+	275%
Below Baa3	Below BBB-	300%
          (f) “Applicable Rate” means, with respect to the MMP Shares for each Auction Period (i) if Sufficient Clearing Bids exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Bids do not exist for the Auction in respect thereof, the Maximum Rate, (iii) in the case where all the MMP Shares are the subject of Hold Orders for the Auction in respect thereof, the All Hold Rate, (iv) if a Default Period is occurring, the Default Rate, and (v) if an Auction is not held for any reason (including the circumstance where there is no Auction Agent or Broker-Dealer), the Maximum Rate.
          (g) “Asset Coverage Cure Date” has the meaning set forth in Section 3(a)(ii).

          (h) “Auction” means each periodic implementation of the Auction Procedures.
          (i) “Auction Agent” means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Company to follow the Auction Procedures for the purpose of determining the Applicable Rate.
          (j) “Auction Agreement” means the agreement between the Auction Agent and the Company pursuant to which the Auction Agent agrees to follow the procedures specified in Part II of these terms of the MMP Shares, as such agreement may from time to time be amended or supplemented.
          (k) “Auction Date” means the first Business Day next preceding the first day of a Dividend Period for each series of MMP Shares.
          (l) “Auction Desk” means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the MMP Shares, and units of the Broker-Dealer which are not separated from such business unit by information controls appropriate to control, limit and monitor the inappropriate dissemination and use of information about Bids.
          (m) “Auction Period” means with respect to the MMP Shares, either a Standard Auction Period or a Special Auction Period, as applicable.
          (n) “Auction Procedures” means the procedures for conducting Auctions set forth in Part II hereof.
          (o) “Available MMP Shares” means for each series of MMP Shares on each Auction Date, the number of Outstanding MMP Shares of the series that are not the subject of Submitted Hold Orders.
          (p) “Beneficial Owner,” with respect to the MMP Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of the series.
          (q) “Bid” has the meaning specified in subsection (a) of Section 1 of Part II of these terms of the MMP Shares.
          (r) “Bidder” means each Beneficial Owner, Potential Beneficial Owner and Broker-Dealer who places an Order.
          (s) “Board of Directors” or “Board” means the Board of Directors of the Company or any duly authorized committee thereof as permitted by applicable law.
          (t) “Broker-Dealer” means any broker-dealer or broker-dealers, or other entity permitted by law to perform the function required of a Broker-Dealer by the Auction Procedures, that has been selected by the Company and that is a party to a Broker-Dealer Agreement with the Auction Agent. The “Broker-Dealer” of record with respect to any MMP Shares is the Broker-Dealer which placed the Order for such MMP Shares or whom the Existing Holder of such MMP Shares has designated as its Broker-Dealer with respect to such MMP Shares, in each case as reflected in the records of the Auction Agent.
          (u) “Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer pursuant to which the Broker-Dealer agrees to follow the Auction Procedures, as such agreement may from time to time be amended or supplemented.
          (v) “Broker-Dealer Deadline” means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer; provided, however, that nothing shall prevent the Broker-Dealer from correcting Clerical Errors by the Broker-Dealer with respect to Orders from Bidders after the Broker-Dealer Deadline pursuant to the provisions herein. Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice not less than two Business Days prior to the date such change is to take effect to Bidders who place Orders through such Broker-Dealer.
          (w) “Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which the Broker-Dealer agrees to follow the Auction Procedures.
          (x) “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or obligated by law to close, days on which the Federal Reserve Bank of New York is not open for business, days on which banking institutions or trust companies located in the state in which the operations of the Auction Agent are conducted are authorized or required to be closed by law, regulation or executive order of the state in which the Auction Agent conducts operations with respect to the MMP Shares.
          (y) “Clerical Error” means a clerical error in the processing of an Order, and includes, but is not limited to, the following: (i) a transmission error, including but not limited to, an Order sent to the wrong address or number, failure to transmit certain pages or illegible transmission, (ii) failure to transmit an Order received from one or more Existing Holders or Potential Beneficial Owners (including Orders from the Broker-Dealer which were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (iii) a typographical error. Determining whether an error is a “Clerical Error” is within the reasonable judgment of the Broker-Dealer, provided that the Broker-Dealer has a record of the correct Order that shows it was so received or so generated prior to the Broker-Dealer Deadline or the Submission Deadline, as applicable.
          (z) “Commercial Paper Dealers” has the meaning set forth in the definition of “AA” Composite Commercial Paper Rate.
          (aa) “Commission” means the Securities and Exchange Commission.
          (bb) “Common Shares” means the shares of common stock, par value $.001 per share, of the Company.
          (cc) “Default” has the meaning set forth in Section 2(c)(ii) of this Part I.
          (dd) “Default Period” has the meaning set forth in Section 2(c)(ii) of this Part I.
          (ee) “Default Rate” means the Reference Rate multiplied by three (3).
          (ff) “Deposit Securities” means cash and any obligations or securities, including short-term money market instruments that are Eligible Assets, rated at least AAA, A-1 or SP-1 by Standard & Poor’s or AAA, A-2 or SP-2 by Fitch , except that, such obligations or securities shall be considered “Deposit Securities” only if they are also rated at least P-2 by Moody’s.
          (gg) “Discount Factor” means the Fitch Discount Factor (if Fitch is then rating the MMP Shares), the Moody’s Discount Factor (if Moody’s is then rating the MMP Shares) or any Other Rating Agency Discount Factor (if any Other Rating Agency is then rating the MMP Shares), whichever is applicable.
          (hh) “Discounted Value” has the meaning set forth in the Rating Agency Guidelines.
          (ii) “Dividend Default” has the meaning set forth in Section 2(c)(ii) of this Part I.
          (jj) “Dividend Payment Date” with respect to the MMP Shares means any date on which dividends are payable pursuant to Section 2(b) of this Part I.

          (kk) “Dividend Period” means, with respect to the MMP Shares, the period commencing on the Original Issue Date thereof and ending on the date specified for such series on the Original Issue Date thereof and thereafter, as to such series, the period commencing on the day following each Dividend Period for such series and ending on the day established for such series by the Company.
          (ll) “Electronic Means” means facsimile transmission, email transmission or other similar electronic means of communication providing evidence of transmission, including a telephonic communication confirmed by any other method set forth in this definition.
          (mm) “Eligible Assets” means Fitch’s Eligible Assets or Moody’s Eligible Assets (if Moody’s or Fitch are then rating the MMP Shares) and/or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the MMP Shares), whichever is applicable.
          (nn) “Error Correction Deadline” means one hour after the Auction Agent completes the dissemination of the results of the Auction to Broker-Dealers without regard to the time of receipt of such results by any Broker-Dealer; provided, however, in no event shall the Error Correction Deadline extend past 4:00 p.m., New York City time unless the Auction Agent experiences technological failure or force majeure in disseminating the Auction results which causes a delay in dissemination past 3:00 p.m., New York City time.
          (oo) “Existing Holder,” with respect to the MMP Shares of a series, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Company) that is listed on the records of the Auction Agent as a holder of shares of such series.
          (pp) “Fitch” means Fitch Ratings and its successors at law.
          (qq) “Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Company’s assets in connection with Fitch’s ratings of MMP Shares.
          (rr) “Fitch Eligible Assets” means the assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with Fitch’s ratings of MMP Shares.
          (ss) “Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings of MMP Shares.
          (tt) “Holder” means, with respect to MMP Shares, the registered holder of MMP Shares as the same appears on the share ledger or share records of the Company.
          (uu) “Hold Order” shall have the meaning specified in paragraph (a) of Section 1 of Part II of these terms of the MMP Shares or an Order deemed to have been submitted as provided in paragraph (a) of Section 1 of Part II of these terms of the MMP Shares.
          (vv) “Index” means on any Auction Date with respect to MMP Shares in any Auction Period of 35 days or less, the applicable LIBOR rate. The Index with respect to MMP Shares in any Auction Period of more than 35 days shall be the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period as last published in The Wall Street Journal or such other source as may be mutually agreed upon by the Company and the Broker-Dealers. If either rate is unavailable, the Index shall be an index or rate agreed to by all Broker-Dealers and consented to by the Company. For the purpose of this definition, an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction Period, i.e. a 35-day Auction Period which is extended because of a holiday would still be considered an Auction Period of 35 days or less.
          (ww) “LIBOR” on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline’s Telerate Service (“Telerate

Page 3750”) (or such other page as may replace that page on that service, or such other service as may be selected by Lehman Brothers Inc. or its successors) as of 11:00 a.m., London time, on the day that is the London Business Day on the Auction Date or, if the Auction Date is not a London Business Day, the London Business Day preceding the Auction Date (the “LIBOR Determination Date”), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) Lehman Brothers Inc. shall determine the arithmetic mean of the offered quotations of the reference banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by Lehman Brothers Inc. by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by Lehman Brothers Inc. to the reference banks, (B) if at least two of the reference banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations, (C) if only one or none of the reference banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by Lehman Brothers Inc. (after obtaining the Company’s approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by Lehman Brothers Inc. (after obtaining the Company’s approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if Lehman Brothers Inc. is not a Broker-Dealer or does not quote a rate required to determine LIBOR, LIBOR will be determined on the basis of the quotation or quotations furnished by any other Broker-Dealer selected by the Company to provide such rate or rates not being supplied by Lehman Brothers Inc.; provided further, that if Lehman Brothers Inc. and/or a substitute Broker-Dealer are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR shall be the most recently determinable LIBOR. If the number of Dividend Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more days but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.
          (xx) “London Business Day” means any day on which commercial banks are generally open for business in London.
          (yy) “MMP Shares” means Money Market Cumulative Preferred Shares, liquidation preference $25,000 per share.
          (zz) “MMP Shares Basic Maintenance Amount” as of any Valuation Date has the meaning set forth in the Rating Agency Guidelines.
          (aaa) “Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iii) of this Part I.
          (bbb) “Mandatory Redemption Price” has the meaning set forth in Section 3(a)(iii) of this Part I.
          (ccc) “Market Value” means the market value of an asset of the Company determined as follows: For equity securities, the value obtained from readily available market quotations. If an equity security is not traded on an exchange or not available from a Board-approved pricing service, the value obtained from written broker-dealer quotations. For fixed-income securities, the value obtained from readily available market quotations based on the last sale price of a security on the day the Company values its assets or the market value obtained from a pricing service or the value obtained from a direct written broker-dealer quotation from a dealer who has made a market in the security. “Market Value” for other securities will mean the value obtained pursuant to the Company’s valuation procedures. If the market value of a security cannot be obtained, or the

Company’s investment adviser determines that the value of a security as so obtained does not represent the fair value of a security, fair value for that security shall be determined pursuant to the valuation procedures adopted by the Board of Directors.
          (ddd) “Maximum Rate” means, on any date on which the Applicable Rate is determined, the rate equal to the Applicable Percentage of the Reference Rate, subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Company would be in compliance with the MMP Shares Basic Maintenance Amount.
          (eee) “Minimum Rate” means, on any Auction Date with respect to an Auction Period of 30 days or fewer, 70% of the “AA” Composite Commercial Paper Rate at the close of business on the Business Day next preceding such Auction Date. There shall be no Minimum Rate on any Auction Date with respect to an Auction Period of more than the Standard Auction Period.
          (fff) “Moody’s” means Moody’s Investors Service, Inc. or its successors.
          (ggg) “Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines as eligible for use in calculating the Discounted Value of the Company’s assets in connection with Moody’s ratings of MMP Shares.
          (hhh) “Moody’s Eligible Assets” means assets of the Company set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with Moody’s ratings of MMP Shares.
          (iii) “Moody’s Guidelines” mean the guidelines provided by Moody’s, as may be amended from time to time, in connection with Moody’s ratings of MMP Shares.
          (jjj) “1940 Act” means the Investment Company Act of 1940, as amended from time to time.
          (kkk) “1940 Act Majority” has the meaning set forth in Section 6(f) of this Part I.
          (lll) “1940 Act MMP Shares Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Company which are stock, including all outstanding MMP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.
          (mmm) “Notice of Redemption” means any notice with respect to the redemption of MMP Shares pursuant to Section 3.
          (nnn) “Order” means a Hold Order, Bid or Sell Order.
          (ooo) “Original Issue Date” means, with respect to the MMP Shares Series IV, August 20, 2007.
          (ppp) “Other Rating Agency” means any rating agency other than Fitch or Moody’s then providing a rating for the MMP Shares pursuant to the request of the Company.
          (qqq) “Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Discounted Value of the Company’s assets in connection with such Other Rating Agency’s rating of MMP Shares.

          (rrr) “Other Rating Agency Eligible Assets” means assets of the Company designated by any Other Rating Agency as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with such Other Rating Agency’s rating of MMP Shares.
          (sss) “Other Rating Agency Guidelines” means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of MMP Shares.
          (ttt) “Outstanding” or “outstanding” means, as of any date, MMP Shares theretofore issued by the Company except, without duplication, (i) any MMP Shares theretofore canceled, redeemed or repurchased by the Company, or delivered to the Auction Agent for cancellation or with respect to which the Company has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such MMP Shares and (ii) any MMP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MMP Shares to which the Company or any Affiliate of the Company shall be the Existing Holder shall be disregarded and not deemed outstanding; (B) in connection with any Auction, any MMP Shares as to which the Company or any person known to the Auction Agent to be an Affiliate of the Company shall be the Existing Holder thereof shall be disregarded and deemed not to be outstanding; and (C) for purposes of determining the MMP Shares Basic Maintenance Amount, MMP Shares held by the Company shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Company shall be deemed outstanding.
          (uuu) “Paying Agent” means The Bank of New York unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Company to serve as paying agent.
          (vvv) “Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
          (www) “Potential Beneficial Owner,” with respect to shares of a series of MMP Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Beneficial Owner.
          (xxx) “Potential Holder,” with respect to shares of a series of MMP Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Company) that is not an Existing Holder of MMP Shares of such series or that is an Existing Holder of MMP Shares of such series that wishes to become the Existing Holder of additional MMP Shares of such series; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Holder.
          (yyy) “Preferred Shares” means the shares of preferred stock, par value $.001 per share, including the MMP Shares, of the Company from time to time.
          (zzz) “Rating Agency” means each of Fitch (if Fitch is then rating MMP Shares), Moody’s (if Moody’s is then rating MMP Shares), and any Other Rating Agency.
          (aaaa) “Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating MMP Shares), Moody’s Guidelines (if Moody’s is then rating MMP Shares) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating MMP Shares), whichever is applicable.
          (bbbb) “Redemption Default” has the meaning set forth in Section 2(c)(ii) of this Part I.
          (cccc) “Redemption Price” has the meaning set forth in Section 3(a)(i) of this Part I.

          (dddd) “Reference Rate” means, with respect to the determination of the Maximum Rate and Default Rate, the greater of (1) the applicable “AA” Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more), or (2) the applicable LIBOR.
          (eeee) “Securities Act” means the Securities Act of 1933, as amended from time to time.
          (ffff) “Securities Depository” means, notwithstanding anything else herein to the contrary, The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company.
          (gggg) “Sell Order” shall have the meaning specified in paragraph (a) of Section 1 of Part II of these terms of the MMP Shares.
          (hhhh) “Special Auction Period” means an Auction Period that is not a Standard Auction Period.
          (iiii) “Special Dividend Period” means a Dividend Period that is not a Standard Dividend Period.
          (jjjj) “Specific Redemption Provisions” means, with respect to any Special Dividend Period of more than one year, either, or any combination of (i) a period (a “Non-Call Period”) determined by the Board of Directors after consultation with the Broker-Dealers, during which the             shares subject to such Special Dividend Period are not subject to redemption at the option of the Company pursuant to Section 3(a)(ii) and (ii) a period (a “Premium Call Period”), consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period shall be redeemable at the Company’s option pursuant to Section 3(a)(i) and/or in connection with any mandatory redemption pursuant to Section 3(a)(ii) at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.
          (kkkk) “Standard Auction Period” means an Auction Period of [28] days.
          (llll) “Standard Dividend Period” means a Dividend Period of [28] days.
          (mmmm) “Submission Deadline” means 1:00 p.m., New York City time, on any Auction Date or such other time on such date as shall be specified from time to time by the Auction Agent if directed in writing by the Company pursuant to the Auction Agreement as the time by which the Broker-Dealers are required to submit Orders to the Auction Agent. Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association’s Early Market Close Recommendations for shortened trading days for the bond markets (the “SIFMA Recommendation”) unless the Auction Agent is instructed otherwise in writing by the Company. In the event of a SIFMA Recommendation with respect to an Auction Date, the Submission Deadline will be 11:30 A.M., instead of 1:00 p.m., New York City time.
          (nnnn) “Submitted Bid” has the meaning specified in paragraph (b) of Section 4 of Part II of these terms of the MMP Shares.
          (oooo) “Submitted Hold Order” has the meaning specified in paragraph (b) of Section 4 of Part II of these terms of the MMP Shares.
          (pppp) “Submitted Order” has the meaning specified in paragraph (b) of Section 4 of Part II of these terms of the MMP Shares.

          (qqqq) “Submitted Sell Order” shall have the meaning specified in paragraph (b) of Section 4 of Part II of these terms of the MMP Shares.
          (rrrr) “Sufficient Clearing Bids” means, for each series of MMP Shares, an Auction for which the number of outstanding MMP Shares subject to Submitted Bids by Potential Beneficial Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of outstanding MMP Shares subject to Submitted Sell Orders and of Submitted Bids by Existing Holders specifying rates higher than the Maximum Rate.
          (ssss) “Tortoise Notes” shall mean the $305,000,000 in principal amount of the Company’s currently outstanding Auction Rate Senior Notes Series A, B, C, D and E and any additional series of such notes which may be issued from time to time by the Company.
          (tttt) “Treasury Index Rate” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.
          (uuuu) “Valuation Date” has the meaning set forth in the Rating Agency Guidelines.
          (vvvv) “Winning Bid Rate” means for the MMP Shares of a series, the lowest rate specified in any Submitted Bid of the MMP Shares, which if calculated by the Auction Agent as the Applicable Rate would cause the number of MMP Shares of such series that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the number of Available MMP Shares.
     18. Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this Part I or Part II hereof, as the case may be, unless specifically identified otherwise.
PART II: AUCTION PROCEDURES
     1. Orders by Existing Holders and Potential Beneficial Owners. (a) Prior to the Broker-Dealer Deadline for each series of MMP Shares on each Auction Date:
          (i) each Existing Holder may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, one or more Orders as to:
          (A) the number of MMP Shares, if any, of the series held by the Existing Holder which the Existing Holder commits to continue to hold for the next succeeding Auction Period without regard to the Applicable Rate for such Auction Period;
          (B) the number of MMP Shares, if any, of the series held by the Existing Holder which the Existing Holder commits to continue to hold for the next succeeding Auction Period if the Applicable Rate for MMP Shares for the next succeeding Auction Period is not less than the rate per annum specified in such Order (and if the Auction Rate is less than such specified rate, the effect of the Order shall be as set forth in paragraph (b)(i)(A) of this Section); and/or

          (C) the number of MMP Shares, if any, of the series held by the Existing Holder which the Existing Holder offers to sell on the first Business Day of the next succeeding Auction Period without regard to the Applicable Rate for MMP Shares for the next succeeding Auction Period; and
          (ii) each Potential Beneficial Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, an Order as to the number of outstanding MMP Shares of a series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for the MMP Shares of a series for the next succeeding Dividend Period is not less than the rate per annum then specified by such Potential Beneficial Owner.
     For the purposes of the Auction Procedures, an Order containing the information referred to in clause (i)(A) of this paragraph (a) is referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is referred to as a “Bid,” and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is referred to as a “Sell Order.”
     No Auction Desk of a Broker-Dealer shall accept as an Order a submission (whether received from an Existing Holder or a Potential Beneficial Owner or generated by the Broker-Dealer for its own account) which does not conform to the requirements of the Auction Procedures, including, but not limited to, submissions which are not in Authorized Denominations, specify a rate which contains more than three figures to the right of the decimal point or specify an amount greater than the number of outstanding MMP Shares. No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or a Bid which does not specify a specific dividend rate.
          (b) (i) A Bid by an Existing Holder shall constitute an offer to sell on the next succeeding Auction Period:
          (A) the number of outstanding Series IV MMP Shares specified in the Bid if the Applicable Rate for the next succeeding Auction Period shall be less than the rate specified in such Bid; or
          (B) the number or a lesser number of outstanding Series IV MMP Shares to be determined as described in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for the next succeeding Auction Period shall be equal to such specified rate; or
          (C) a lesser number of outstanding Series IV MMP Shares be determined as described in clause (iv) of paragraph (b) of Section 5 of this Part II if such specified rate shall be higher than the Maximum Rate for shares of the series and Sufficient Clearing Bids for shares of the series do not exist.
          (ii) A Sell Order by an Existing Holder of MMP Shares shall constitute an offer to sell:
          (A) the number of outstanding MMP Shares of the series specified in the Sell Order; or
          (B) the number or a lesser number of outstanding MMP Shares of the series as set forth in clause (iv) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids for MMP Shares of the series do not exist;
          (iii) A Bid by a Potential Holder of MMP Shares shall constitute an offer to purchase:

          (A) the number of outstanding MMP Shares of the series specified in the Bid if the Applicable Rate for the next succeeding Auction Period shall be higher than the rate specified therein; or
          (B) the number or a lesser number of outstanding MMP Shares of the series as set forth in clause (vi) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for the next succeeding Auction Period shall be equal to such specified rate.
          (C) Anything herein to the contrary notwithstanding:
          (1) if an Order or Orders covering all of the MMP Shares of a particular series held by an Existing Holder is not submitted to the Broker-Dealer of record for such Existing Owner prior to the Broker-Dealer Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of the Existing Holder covering the number of outstanding MMP Shares of the series held by the Existing Holder and not subject to Orders submitted to such Broker-Dealer; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted to such Broker-Dealer prior to the Broker-Dealer Deadline covering the number of outstanding MMP Shares of the particular series to be converted held by such Existing Holder, such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of the Existing Holder covering the number of outstanding MMP Shares to be converted held by the Existing Holder and not subject to Orders submitted to the Broker-Dealer;
          (2) for purposes of any Auction, any Order by any Existing Holder or Potential Holder shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline all such Orders shall be irrevocable except as provided in Sections 2(e)(ii) and 2(f); and
          (3) for purposes of any Auction, any MMP Shares sold or purchased pursuant to clauses (i), (ii) or (iii) of paragraph (b) of this Section 1 shall be sold or purchased at a price equal to 100% of the liquidation preference thereof.
     2. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit to the Auction Agent in writing, or by such other Electronic Means, as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date for MMP Shares of a series, all Orders with respect to MMP Shares of such series accepted by such Broker-Dealer in accordance with Section 1 above and specifying with respect to each Order or aggregation of Orders pursuant to paragraph (b) of this Section 2:
          (i) the name of the Broker-Dealer;
          (ii) the number of the Bidders placing Orders, if requested by the Auction Agent;
          (iii) the aggregate number of MMP Shares of the series, if any, that are the subject of such Order;
          (iv) to the extent that the Bidder is an Existing Holder of MMP Shares of the series:
          (A) the number of MMP Shares, if any, of the series subject to any Hold Order placed by the Existing Holder;
          (B) the number of MMP Shares, if any, of the series subject to any Bid placed by the Existing Holder and the rate specified in the Bid; and
          (C) the number of MMP Shares, if any, of the series subject to any Sell Order placed by the Existing Holder; and

          (v) to the extent the Bidder is a Potential Holder of MMP Shares of the series, the rate specified in such Bid.
          (b) If more than one Bid is submitted to a Broker-Dealer on behalf of any single Potential Beneficial Owner, the Broker-Dealer shall aggregate each Bid submitted on behalf of such Potential Beneficial Owner with the same rate and consider such Bids as a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the number of MMP Shares of the series specified therein.
     A Broker Dealer may aggregate the Orders of different Potential Beneficial Owners with those of other Potential Beneficial Owners on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of different Existing Holders with other Existing Holders on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the dividend rates on the Bids are the same.
          (c) None of the Company or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder.
          (d) Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the MMP Shares of a series for its own account.
          (e) Until the Submission Deadline, a Broker-Dealer may withdraw or modify any Order previously submitted to the Auction Agent (i) for any reason if the Order was generated by the Auction Desk of the Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error on the part of the Broker-Dealer in the case of any other Order, including Orders which were not originated by the Auction Desk.
          (f) After the Submission Deadline, and prior to the Error Correction Deadline, a Broker-Dealer may:
          (i) submit to the Auction Agent an Order received from an Existing Holder, Potential Beneficial Owner or a Broker-Dealer which is not an Order originated by the Auction Desk, in each case prior to the Broker-Dealer Deadline, or an Order generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline (provided that in each case the Broker-Dealer has a record of such Order and the time when such Order was received or generated) and not submitted to the Auction Agent prior to the Submission Deadline as a result of (A) an event of force majeure or a technological failure which made delivery prior to the Submission Deadline impossible or, under the conditions then prevailing, impracticable or (B) a Clerical Error on the part of the Broker-Dealer; or
          (ii) modify or withdraw an Order received from an Existing Holder or a Potential Beneficial Owner or generated by the Broker-Dealer (whether generated by the Broker-Dealer’s Auction Desk or elsewhere within the Broker-Dealer) for its own account and submitted to the Auction Agent prior to the Submission Deadline, if the Broker-Dealer determines that such Order contained a Clerical Error on the part of the Broker-Dealer.
     In the event a Broker-Dealer makes a submission, modification or withdrawal pursuant to this Section 2(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction, taking into account such submission, modification or withdrawal. Each submission, modification or withdrawal of an Order submitted pursuant to this Section 2(f) by a Broker-Dealer after the Submission Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer that (A) in the case of a newly submitted Order or portion thereof or revised Order, the failure to submit such Order prior to the Submission Deadline resulted from an event described in clause (i) above and such Order was received from an Existing Holder or Potential Beneficial Owner or is an Order received from the Broker-Dealer that is not originated by the Auction Desk, in each case, prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn Order, such Order was received from an Existing Holder, a Potential Beneficial Owner or the Broker-Dealer which was not originated by the Auction Desk prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline and such Order as submitted to the Auction Agent contained a Clerical Error on the part of the Broker-Dealer and that such Order has been modified or withdrawn solely to effect a correction of such Clerical Error, and in the case of either (A) or (B), as applicable, the Broker-Dealer has a record of such Order and the time when such Order was received or generated. The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying) on such representation for any and all purposes of the Auction Procedures.
          (g) If after the Auction Agent announces the results of an Auction, a Broker-Dealer becomes aware that an error was made by the Auction Agent, the Broker-Dealer shall communicate its concern to the Auction Agent prior to 5:00 p.m. New York City time on the Auction Date. If the Auction Agent determines there has been such an error (as a result of either a communication from a Broker-Dealer or its own discovery) prior to 3:00 p.m., New York City time on the first day of the Auction Period with respect to which such Auction was conducted, the Auction Agent shall correct the error and notify each Broker-Dealer that submitted Bids or held a position in the MMP Shares subject to such Auction of the corrected results.
          (h) Nothing contained herein shall preclude the Auction Agent from:
          (i) advising a Broker-Dealer prior to or after the Submission Deadline that it has not received Sufficient Clearing Bids for MMP Shares of the series, provided, however, that if the Auction Agent so advises any Broker-Dealer, it shall so advise all Broker-Dealers; or
          (ii) verifying the Orders of a Broker-Dealer prior to the Submission Deadline, provided, however, that if the Auction Agent verifies the Orders of any Broker-Dealer, it shall verify the Orders of all Broker-Dealers requesting such verification.
     3. Treatment of Orders by the Auction Agent. Anything herein to the contrary notwithstanding:
          (a) If the Auction Agent receives an Order which does not conform to the requirements of the Auction Procedures, the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission Deadline and inform such Broker-Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures. Upon being so informed, such Broker-Dealer may correct and resubmit to the Auction Agent any such Order that, solely as a result of a Clerical Error on the part of such Broker-Dealer, did not conform to the requirements of the Auction Procedures when previously submitted to the Auction Agent. Any such resubmission by a Broker-Dealer shall constitute a representation by such Broker-Dealer that the failure of such Order to have so conformed was solely as a result of a Clerical Error on the part of such Broker-Dealer. If the Auction Agent has not received a corrected conforming Order within one hour and fifteen minutes of the Submission Deadline, the Auction Agent shall, if and to the extent applicable, adjust or apply such Order, as the case may be, in conformity with the provisions of subsections (b), (c) or (d) of this Section 3 and, if the Auction Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.
          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round the rate up to the next highest one thousandth of one percent (0.001%).
          (c) If one or more Orders covering in the aggregate more than the number of outstanding MMP Shares of a particular series are submitted by a Broker-Dealer to the Auction Agent, such Orders shall be considered valid in the following order or priority:
          (i) all Hold Orders for MMP Shares of a series shall be considered Hold Orders, but only up to and including in the aggregate the number of outstanding MMP Shares of the series for which such Broker-Dealer is the Broker-Dealer of record;
          (ii) (A) any Bid of a Broker-Dealer shall be considered valid as a Bid of an Existing Holder up to and including the excess of the number of outstanding MMP Shares of such series for which such Broker-Dealer is the Broker-Dealer of record over the number of MMP Shares of such series subject to any Hold Orders referred to in clause (i) above;
          (B) subject to subclause (A), all Bids of a Broker-Dealer with the same rate shall be aggregated and considered a single Bid of an Existing Holder up to and including the excess of the number of outstanding MMP Shares of the series for which such Broker-Dealer is the Broker-Dealer of record over the number of MMP Shares of such series for which the Broker-Dealer is the Broker-Dealer of record subject to any Hold Orders referred to in clause (i) above;
          (C) subject to subclause (A), if more than one Bid with different rates is submitted by a Broker-Dealer, such Bids shall be considered Bids of an Existing Holder in the ascending order of their respective rates up to the amount of the excess of the number of outstanding MMP Shares of the series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of MMP Shares of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to any Hold Orders referred to in clause (i) above;
          (D) the number, if any, of outstanding MMP Shares of the series subject to Bids not considered to be Bids for which the Broker-Dealer is the Broker-Dealer of record under this clause (ii) shall be treated as the subject of a Bid for MMP Shares of the series by a Potential Beneficial Owner; and
          (iii) all Sell Orders shall be considered Sell Orders, but only up to and including a number of MMP Shares of such series equal to the excess of the number of outstanding MMP Shares of such series for which such Broker-Dealer is the Broker-Dealer of record over the sum of the number of MMP Shares of such series considered to be subject to Hold Orders pursuant to clause (i) above and the number of MMP Shares of such series considered to be subject to Bids for which such Broker-Dealer is the Broker-Dealer of record pursuant to clause (ii) above.
          (d) If any Order is for other than an integral number of MMP Shares, then the Auction Agent shall round the number down to the nearest number of whole MMP Shares, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such number of MMP Shares.
          (e) If the Auction Agent has been notified by the Company that any portion of an Order by a Broker-Dealer relates to an MMP Share which has been called for redemption on or prior to the Dividend Payment Date next succeeding such Auction, the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted.
          (f) No MMP Share which the Auction Agent has been notified by the Company has been called for redemption on or prior to the Dividend Payment Date next succeeding such Auction shall be included in the calculation of Available MMP Shares for such Auction.
          (g) If an Order or Orders covering all of the MMP Shares of a particular series is not submitted by a Broker-Dealer of record prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer covering the number of MMP Shares for which such Broker-Dealer is the Broker-Dealer of record and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted by such Broker-Dealer prior to the Submission Deadline covering the number of MMP Shares of a particular series to be converted for which such Broker-Dealer is the Broker-Dealer of record, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Broker-Dealer covering the number of MMP Shares to be converted for which such Broker-Dealer is the Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.
     4. Determination of Applicable Rate. (a) If requested by a Broker-Dealer, not later than 10:30 a.m., New York City time (or such other time as may be agreed to by the Auction Agent and all Broker-Dealers), on each Auction Date for each series of MMP Shares, the Auction Agent shall advise such Broker-Dealer of the All Hold

Rate. Such advice, and confirmation, shall be made by telephone or other electronic means acceptable to the Auction Agent.
          (b) Promptly after the Submission Deadline for the MMP Shares of a series on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, and collectively as a “Submitted Order”) and shall determine (i) the Available MMP Shares, (ii) whether there are Sufficient Clearing Bids, and (iii) the Applicable Rate.
          (c) In the event the Auction Agent shall fail to calculate or, for any reason, fails to provide the Auction Rate on the Auction Date, for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established for the same length of time as the preceding Auction Period, if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Applicable Rate for the new Auction Period shall be the percentage of the Index set forth in Section 4(f) below if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended for seven days and the Applicable Rate for the period as so extended shall be the same as the Applicable Rate for the Auction Period prior to the extension, and (ii) if the preceding Auction Period was a period of greater than 35 days, (A) a new Auction Period shall be established for a period that ends on the seventh day following the day that was the last day of the preceding Auction Period, (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Applicable Rate for the new Auction Period shall be the percentage of the Index set forth in Section 4(f) below if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by a Business Day) and the Applicable Rate for the period as so extended shall be the same as the Applicable Rate for the Auction Period prior to the extension. In the event a new Auction Period is established as set forth in clause (ii) (A) above, an Auction shall be held on the last Business Day of the new Auction Period to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the new Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no new Auction Period or Auction Periods subsequent to the last Auction Period for which a Winning Bid Rate had been determined. In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above, an Auction shall be held on the last Business Day of the Auction Period as so extended to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the extended Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no extension of the prior Auction Period.
     Notwithstanding the foregoing, neither new nor extended Auction Periods shall total more than 35 days in the aggregate. If at the end of the 35 days the Auction Agent fails to calculate or provide the Auction Rate, or there is not at the time a duly appointed and acting Auction Agent or Broker-Dealer, the Applicable Rate shall be the Maximum Rate.
          (d) In the event of a failed conversion from an Auction Period to any other period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Applicable Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.
          (e) If the MMP Shares are no longer maintained in book-entry-only form by the Securities Depository, then the Auctions shall cease and the Applicable Rate shall be the Maximum Rate.
          (f) The percentage of the Index in Section 4(c) is 100%.

          (g) Promptly after the Auction Agent has made such determination, it shall advise the Company of the Applicable Rate for the next succeeding Dividend Period.
     5. Allocation of Shares. (a) In the event of Sufficient Clearing Bids for the MMP Shares of a series subject to the further provisions of paragraphs (c) and (d) of this Section 5. Submitted Orders for shares of the series shall be accepted or rejected as follows in the following order of priority:
          (i) the Submitted Hold Order of each Existing Holder shall be accepted, thus requiring each such Existing Holder to continue to hold the MMP Shares that are the subject of such Submitted Hold Order;
          (ii) the Submitted Sell Order of each Existing Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each Existing Holder to sell the MMP Shares that are the subject of such Submitted Sell Order or Submitted Bid;
          (iii) the Submitted Bid of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to continue to hold the MMP Shares that are the subject of the Submitted Bid;
          (iv) the Submitted Bid of each Potential Holder specifying any rate that is lower than the Winning Bid Rate for shares of the series shall be accepted, thus requiring each such Potential Holder to purchase the MMP Shares that are the subject of the Submitted Bid;
          (v) the Submitted Bid of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to continue to hold the MMP Shares of the series that are the subject of the Submitted Bid, but only up to and including the number of MMP Shares of such series obtained by multiplying (A) the aggregate number of Outstanding MMP Shares which are not the subject of Submitted Hold Orders described in clause (i) of this paragraph (a) or of Submitted Bids described in clauses (iii) and (iv) of this paragraph (a) by (B) a fraction, the numerator of which shall be the principal amount of Outstanding MMP Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding MMP Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Holder to sell any excess amount of MMP Shares
          (vi) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the MMP Shares of the series that are the subject of such Submitted Bid, but only in an amount equal to the number of MMP Shares of such series obtained by multiplying (A) the aggregate number of Outstanding MMP Shares which are not the subject of Submitted Hold Orders described in clause (i) of this paragraph (a) or of Submitted Bids described in clauses (iii), (iv) or (v) of this paragraph (a) by (B) a fraction, the numerator of which shall be the Outstanding MMP Shares subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate number of Outstanding MMP Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and
          (vii) the Submitted Bid of each Potential Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected.
          (b) In the event there are not Sufficient Clearing Bids for the MMP Shares of a series, Submitted Orders for the MMP Shares of the series shall be accepted or rejected as follows in the following order of priority:

          (i) the Submitted Hold Order of each Existing Holder shall be accepted, thus requiring each such Existing Holder to continue to hold the MMP Shares that are the subject of such Submitted Hold Order;
          (ii) the Submitted Bid of each Existing Holder specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Existing Holder to continue to hold the MMP Shares that are the subject of such Submitted Bid;
          (iii) the Submitted Bid of each Potential Holder specifying any rate that is not higher than the Maximum Rate for the MMP Shares shall be accepted, thus requiring each such Potential Holder to purchase the MMP Shares that are the subject of such Submitted Bid; and
          (iv) the Submitted Sell Orders of each Existing Holder shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the number of MMP Shares of such series obtained by multiplying (A) the aggregate number of MMP Shares subject to Submitted Bids described in clause (iii) of this paragraph (b) by (B) a fraction, the numerator of which shall be the Outstanding MMP Shares held by such Existing Holder subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding MMP Shares subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Holder shall be required to continue to hold such excess amount of MMP Shares; and
          (v) the Submitted Bid of each Potential Holder specifying any rate that is higher than the Maximum Rate shall be rejected.
          (c) If, as a result of the undertakings described in Section 5(a) or (b) above, any Existing Holder or Potential Holder would be required to purchase or sell an aggregate number of MMP Shares that is not an integral number of MMP Shares on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the number of the MMP Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the aggregate number of the MMP Shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole number, even if such allocation results in one or more of such Existing Holder or Potential Holder not purchasing or selling any MMP Shares on such Auction Date.
          (d) If, as a result of the undertakings described in Section 5(a) above, any Potential Holder would be required to purchase less than an integral number of the MMP Shares on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate the MMP Shares for purchase among Potential Holders so that the number of the MMP Shares purchased on such Auction Date by any Potential Holder shall be an integral number of MMP Shares, even if such allocation results in one or more of such Potential Holders not purchasing the MMP Shares on such Auction Date.
     6. Notice of Applicable Rate. (a) On each Auction Date, the Auction Agent shall notify each Broker-Dealer that participated in the Auction held on such Auction Date by Electronic Means acceptable to the Auction Agent and the applicable Broker-Dealer of the following, with respect to the MMP Shares of a series for which an Auction was held on such Auction Date:
          (i) the Applicable Rate determined on such Auction Date for the succeeding Auction Period;
          (ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

          (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected and the number of MMP Shares of a series, if any, to be sold by such Existing Holder;
          (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected and the number of MMP Shares of a series, if any, to be purchased by such Potential Holder;
          (v) if the aggregate number of MMP Shares of a series to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the number of MMP Shares of such series to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of MMP Shares of such series to be (A) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Holders on whose behalf such Broker-Dealer submitted Bids;
          (vi) the amount of dividends payable per MMP Share on each Dividend Payment Date with respect to such Auction Period; and
          (vii) the immediately succeeding Auction Date.
          (b) On each Auction Date, with respect to each series of MMP Shares for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall: (i) if requested by an Existing Holder or Potential Holder advise such Existing Holder or Potential Holder on whose behalf such Broker-Dealer submitted an Order as to (A) the Applicable Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of MMP Shares of such series to be purchased pursuant to such Bid against receipt of such shares; and (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Holder’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of MMP Shares of the series to be sold pursuant to such Bid or Sell Order against payment therefor.
     (c) The Auction Agent shall give notice of the Auction Rate to the Company by mutually acceptable Electronic Means and the Company shall promptly give notice of such Auction Rate to the Securities Depository.
     7. Miscellaneous Provisions Regarding Auctions
          (a) If the Securities Depository notifies the Company that it is unwilling or unable to continue as registered owner of the MMP Shares or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such condition, as the case may be, the Auctions shall cease and the Company shall execute and the Transfer Agent shall authenticate and deliver certificates representing the MMP Shares. Such MMP Shares shall be registered in such names and denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Company and the Transfer Agent.
          (b) During an Auction Period, so long as the ownership of the MMP Shares is maintained in book-entry form by the Securities Depository, an Existing Holder or a Beneficial Owner may sell, transfer or otherwise dispose of an MMP Share only pursuant to a Bid or Sell Order in accordance with the Auction

Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of MMP Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such MMP Shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Holder of the MMP Shares so sold, transferred or disposed of immediately after such sale, transfer or disposition.
     8. Changes in Auction Period or Auction Date.
          (a) Changes in Auction Period.
          (i) During any Auction Period, the Company, may, from time to time on the Dividend Payment Date immediately following the end of any Auction Period, change the length of the Auction Period with respect to all of the MMP Shares of a series in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the dividend rate borne by such MMP Shares. The Company shall initiate the change in the length of the Auction Period by giving written notice to the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.
          (ii) Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months and shall be for all of the shares of a series of MMP Shares in an Auction Period.
          (iii) The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such new Auction Period. For purposes of the Auction for such new Auction Period only, except to the extent any Existing Holder submits an Order with respect to such MMP Shares of any series each Existing Holder shall be deemed to have submitted Sell Orders with respect to all of its MMP Shares of such series if the change is to a longer Auction Period and a Hold Order if the change is to a shorter Auction Period. If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the new Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.
          (b) Changes in Auction Date. During any Auction Period, the Auction Agent, at the direction of the Company, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the rate of the shares of the series of MMP Shares. The Auction Agent shall provide notice of the Company’s direction to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Company and the Broker-Dealers with a copy to the Securities Depository. In the event the Auction Agent is instructed to specify an earlier or later Auction Date, the days of the week on which an Auction Period begins and ends and the Dividend Payment Dates shall be adjusted accordingly.
     (c) Changes Resulting from Unscheduled Holidays. If, in the opinion of the Auction Agent and the Broker-Dealers, there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction Procedures set forth herein, the Auction Agent and the Broker-Dealers may, as they deem appropriate, set a different Auction Date and adjust any Interest Payment Dates and Auction Periods affected by such unscheduled holiday. In the event there is not agreement among the Broker-Dealers, the Auction Agent shall set the different Auction Date and make such adjustments as directed by the Broker-Dealer for a majority of the MMP Shares (based on the number of MMP Shares for which a Broker-Dealer is listed as the Broker-Dealer in the MMP Share Register maintained by the Auction Agent pursuant to Section 2.2(e) of the Auction Agreement), and, if there is not a majority so directing, the Auction Date shall be moved to the next succeeding Business Day following the scheduled Auction Date, and the Dividend Payment Date and the Auction Period shall be adjusted accordingly.
     9. Index.
          (a) If for any reason on any Auction Date the Index shall not be determined as provided herein, the Index shall be the Index for the prior Business Day.
          (b) The determination of the Index as provided herein shall be conclusive and binding upon the Company, the Broker-Dealers, the Auction Agent and the holders of the MMP Shares.
     SECOND: The Series IV Money Market Cumulative Preferred Shares have been classified and designated by the Board of Directors under the authority contained in the charter.
     THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
     FOURTH: The undersigned Senior Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President and attested to by its Secretary on this 16th day of August, 2007.

ATTEST:	TORTOISE ENERGY INFRASTRUCTURE CORPORATION

Name: Connie J. Savage	Name: Kenneth P. Malvey
Title: Secretary	Title: Senior Vice President and Treasurer